Exhibit  1

JOINT  FILING  AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Arc Wireless Solutions, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: Septmeber 22, 2009

BREAN MURRAY CARRET GROUP INC.
By: Vicali Services (BVI) Inc.
Its Director
By:
Name: Susan  Demers
Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.               Q  MANAGEMENT SERVICES (PTC) LTD.
AS TRUSTEE OF THE PQ II TRUST                  AS TRUSTEE OF THE PQ II TRUST

By: Vicali Services (BVI) Inc.                 By: Vicali Services (BVI) Inc.

Its Director                                   Its  Director
By:                                            By:
Name: Susan V.Demers                           Name: Susan V. Demers

Title: Director                                Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.

By: Vicali Services (BVI) Inc.
Its Director
By:
Name: Susan V.Demers
Title: Director



Phyllis Quasha




Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).